                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Horizon Health Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           HORIZON HEALTH CORPORATION
                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 28, 1999


To the Stockholders of
     Horizon Health Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Horizon Health Corporation (the "Company") will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Thursday, January 28, 1999, at 9:00 a.m., Central Time, for the following purposes:

         1.       To elect eight directors to serve for the ensuing year;

         2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending August 31, 1999; and

         3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         The close of business on December 11, 1998 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and during business hours from January 11, 1999 to the date of the Annual Meeting at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that you ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.

                               By Order of the Board of Directors,

                                           JAMES W. McATEE
                                              President

December 18, 1998

                           HORIZON HEALTH CORPORATION
                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011

                              --------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              ---------------------

                           TO BE HELD JANUARY 28, 1999

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Horizon Health Corporation, a Delaware corporation (the "Company" or "Horizon"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Thursday, January 28, 1999, at 9:00 a.m., Central Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about December 18, 1998 to stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 11, 1998, will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 6,866,750 shares of Common Stock outstanding. Each share of Common Stock entitles the record holder to one vote. There is no cumulative voting.

         The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the eight nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors. The affirmative vote of the holders of a majority of the shares of Common Stock which are actually present in person or represented by proxy at the Annual Meeting and entitled to vote thereat will be required to approve all other matters to be acted upon at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum, but not voted. Abstentions will therefore have the same effect as votes against any proposal requiring the affirmative vote of a majority of the shares present and entitled to vote thereon. Broker non-votes will be counted only for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the matters to be acted upon at the Annual Meeting.

         If the accompanying proxy card is properly signed and received by the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote "FOR" the election as directors of those persons named below and "FOR" all other proposals set forth therein.

         The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion on such matter.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and giving notice to the Secretary of the Company in writing that the proxy is withdrawn. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies may also be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company's regularly retained investor communications firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone or mail. The Company will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The Company's executive offices are located at 1500 Waters Ridge Drive, Lewisville, Texas 75057- 6011. Its telephone number is (972) 420-8200.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

GENERAL INFORMATION
         As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is eight. Eight directors will be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. All director nominees named below are currently serving as directors of the Company with terms expiring at the Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board.

INFORMATION REGARDING NOMINEES
         Set forth below is certain information with respect to each director nominee. Additional information regarding certain of the nominees is set forth in other sections of this Proxy Statement.


NAME                                AGE         TITLE                                            DIRECTOR SINCE
----                                ----        -----                                            --------------
James Ken Newman                     55         Chairman of the Board of Directors               July 1989
James W. McAtee                      53         President, Chief Executive Officer, Chief        July 1995
                                                Financial Officer, Treasurer and
                                                Secretary; Director
Jack R. Anderson                     73         Director                                         December 1990
George E. Bello                      63         Director                                         April 1995
William H. Longfield                 60         Director                                         July 1995
Donald E. Steen                      52         Director                                         April 1995
James E. Buncher                     62         Director                                         August 1997
Howard B. Finkel                     49         Director                                         August 1997

         James Ken Newman has been the Chairman since February 1992. From July 1989 until September 1997, he served as President of the Company and from July 1989 until October 1998, he served as Chief Executive Officer of the Company.

         James W. McAtee has been President and Chief Executive Officer of the Company since November 1998 and Chief Financial Officer, Treasurer and Secretary of the Company since September 1990. He served as Executive Vice President - Finance & Administration of the Company from February 1992 until October 1998. He was a Senior Vice President of the Company from September 1990 to February 1992.

         Jack R. Anderson has been President of Calver Corporation, a health care consulting and investment firm, and a private investor, since 1982. Mr. Anderson currently serves on the board of directors of PacificCare Health Systems, Inc. and Genesis Health Ventures, Inc. Mr. Anderson is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         George E. Bello has been Executive Vice President and Controller and a member of the board of directors of Reliance Group Holdings, Inc., an insurance holding company, since August 1981. Mr. Bello also currently serves on the board of directors of Zenith National Insurance Corp. and LandAmerica Financial Group, Inc. Mr. Bello is a member of the Audit Committee of the Board of Directors of the Company.

         William H. Longfield has been the Chairman and Chief Executive Officer of C.R. Bard, Inc., a multi- national developer, manufacturer and marketer of health care products, since September 1995. Mr. Longfield was President and Chief Executive Officer of C.R. Bard, Inc. from October 1993 to September 1995, President and Chief Operating Officer from September 1991 to October 1993 and Executive Vice President and Chief Operating Officer from February 1989 to September 1991. Mr. Longfield currently serves on the board of directors of C.R. Bard, Inc., HCR Manor Care, Inc. and The West Company. Mr. Longfield is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         Donald E. Steen has been Chairman of United Surgical Partners, Inc., a surgery operations company, since February 1998. From October 1994 to December 1997, Mr. Steen was President of the International Group of Columbia/HCA Healthcare Corporation, a health care services corporation primarily involved in the ownership and operation of hospitals and providing related services. From September 1981 to October 1994, Mr. Steen was the President and Chief Executive Officer of Medical Care America, Inc., a corporation that operated ambulatory surgery centers. Medical Care America, Inc. was acquired by Columbia/HCA Healthcare Corporation in October 1994. Mr. Steen is a member of the Audit Committee of the Board of Directors of the Company.

         James E. Buncher has been a private investor since September 1997. Mr. Buncher was also President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Mr. Buncher was the President of Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997 and served as Chairman, President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary, from August 1992 to September 1997. In September 1997, Value Health was acquired by a third party and Mr. Buncher resigned his positions with that company. He currently serves on the board of directors of Alliance Imaging, Inc.

         Howard B. Finkel was the Chairman and Chief Executive Officer of Specialty Healthcare Management, Inc. ("Specialty") from January 1, 1995 until August 11, 1997, when Specialty was acquired by the Company. From 1984 to December 31, 1994, he was the President of the National Medical Management Services division of National Medical Enterprises, Inc., a health care services company primarily involved in the ownership and operation of hospitals and providing related services. Mr. Finkel is currently a private investor.

         SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE EXCEPT TO THE EXTENT AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. AS INDICATED ON THE PROXY CARD, STOCKHOLDERS MAY (I) VOTE FOR THE ENTIRE SLATE OF NOMINEES, (II) WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE OF NOMINEES OR (III) BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED ON THE PROXY CARD, WITHHOLD AUTHORITY TO VOTE FOR SUCH SPECIFIED NOMINEE OR NOMINEES.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held four meetings during the fiscal year ended August 31, 1998. The only standing committees of the Board of Directors are the Compensation and Option Committee and the Audit Committee. During the fiscal year ended August 31, 1998, each current director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company (except for Howard B. Finkel who attended two of such meetings), and of the committees of the Board on which the respective director served, that were held during the period for which each such person has been a director or served on such committee, as the case may be.

         Compensation and Option Committee. The Compensation and Option Committee reviews and sets from time to time the salaries and annual incentive bonuses for the Chief Executive Officer of the Company and each of the officers of the Company directly reporting to the Chief Executive Officer, and also administers the stock option plans of the Company. The Compensation and Option Committee met three times during the fiscal year ended August 31, 1998. Jack R. Anderson and William H. Longfield currently are the members of the Compensation and Option Committee. Keith B. Pitts resigned as a member of such committee in October 1997 concurrently with his voluntary resignation from the Board of Directors of the Company. On October 17, 1997, the Board of Directors appointed Mr. Longfield as a member of such committee.

         Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board of Directors as to the selection of the independent auditors for the Company, and to review and consult with the Board of Directors and management regarding the scope and results of any outside audit of the Company and other auditing and accounting matters. The Audit Committee met once during the fiscal year ended August 31, 1998. George E. Bello and Donald E. Steen currently are the members of the Audit Committee and were the only members of such committee during fiscal 1998.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding compensation earned by or awarded to the Chief Executive Officer and the other executive officers of the Company named below (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                           ANNUAL COMPENSATION            COMPENSATION
                                               -----------------------------------------  -------------
                                                                                   OTHER
                                                                                  ANNUAL    SECURITIES     ALL OTHER
                                   FISCAL                                   COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR       SALARY(1)       BONUS(1)          (2)      OPTIONS (#)(3)       (4)
---------------------------         ----       ---------       --------     ------------  --------------  ------------

James Ken Newman.................   1998       $ 281,942       $ 50,000              ---        60,000     $    2,375
  Chief Executive Officer (5)       1997         252,634        252,548              ---           ---          3,007
                                    1996         229,932        283,833              ---        30,000          2,501


Robert A. Lefton.................   1998         225,201            ---     $     (7,244)       35,000          2,375
  President and Chief Operating     1997         180,033        108,000            5,283           ---          3,007
   Officer (6)                      1996         159,474         79,734          119,097        45,000          2,501


James W. McAtee..................   1998         241,811            ---              ---        35,000          2,375
  Executive Vice President -        1997         226,317        171,168              ---           ---          3,007
  Finance & Administration (6)      1996         211,317        140,096              ---        22,500          2,501


Gary A. Kagan....................   1998         220,537        155,706              ---         7,500          2,375
  Executive Vice President -        1997         208,054        157,794              ---           ---          3,007
  Development                       1996         195,692         64,876              ---        27,000          2,501


John F. DeVaney..................   1998         190,045            ---              ---         5,000          2,375
  Senior Vice President -           1997         180,065        108,000           45,939           ---          3,007
  Rehab Operations (7)              1996         151,232         75,600           28,898        45,000          2,501

-----------

(1) Represents the amounts earned in the fiscal year indicated, irrespective of when amounts were paid by the Company. The bonus amounts shown include incentive bonuses. In addition, for Messrs. Newman and McAtee in fiscal 1996, Messrs. McAtee and Kagan in fiscal 1997 and Messrs. Newman and Kagan in fiscal 1998, the bonus amounts shown include bonuses earned in those fiscal years under the contingent bonus plan. See "Other Compensation Arrangements - Contingent Bonuses." The incentive bonus amounts included for Mr. Kagan were calculated based on the number of new management contract locations that opened in the fiscal year in question, irrespective of when the contracts were signed. Such incentive bonus amounts included for Mr. Kagan as to any fiscal year do not include amounts accrued as of the end of such fiscal year for signed contracts where the contract location was not opened as of the end of the fiscal year, since the bonuses are to be paid only if and when such contract locations open.

(2) The amounts shown include reimbursements for relocation expenses of $5,083 in fiscal 1997 and $116,647 in fiscal 1996 for Mr. Lefton, and $45,224 in fiscal 1997 and $28,723 in fiscal 1996 for Mr. DeVaney, respectively. In addition, the amount shown in fiscal 1998 represents a reimbursement from Mr. Lefton to the Company of proceeds from the sale of a club membership which the Company had previously reimbursed as a relocation expense to Mr. Lefton.

(3) The number of options granted in fiscal 1996 are adjusted to reflect the three-for-two stock split effected by the Company as a 50% stock dividend in January 1997.

(4) The amounts shown for each fiscal year consist of Company contributions made in that fiscal year to the 401(k) Plan of the Company on behalf of the Named Executive Officers with respect to the prior calendar year.

(5) Mr. Newman retired as Chief Executive Officer and an employee of the Company effective October 31, 1998.

(6) Effective November 1, 1998, Mr. McAtee was elected Chief Executive Officer and President of the Company and Mr. Lefton was elected Executive Vice President - Operations of the Company.

(7) Mr. DeVaney resigned as an officer and employee of the Company effective November 6, 1998.

STOCK OPTION GRANTS

         The following table sets forth information regarding the grant of options to purchase shares of Common Stock to the Named Executive Officers in the fiscal year ended August 31, 1998.


               OPTION GRANTS IN FISCAL YEAR ENDED AUGUST 31, 1998



                                                  INDIVIDUAL GRANTS
                         -------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                              NUMBER OF                                                             VALUE AT ASSUMED
                              SECURITIES         PERCENT OF      EXERCISE                        ANNUAL RATES OF STOCK
                              UNDERLYING        TOTAL OPTIONS       OR                           PRICE APPRECIATION FOR
                               OPTIONS           GRANTED TO        BASE                              OPTION TERM (3)
                              GRANTED (1)       EMPLOYEES IN     PRICE (2)       EXPIRATION    --------------------------
          NAME                   (#)             FISCAL YEAR      ($/SH)           DATE             5%           10%
------------------------ --------------------  ---------------  ----------     -------------   ------------  ------------
James Ken Newman........        60,000              33.8%        $ 23.75          9/1/07         $ 896,183    $ 2,271,023
Robert A. Lefton........        35,000              19.7           23.75          9/1/07           522,773      1,324,763
James W. McAtee.........         7,500               4.2           23.75          9/1/07           112,023        283,878
Gary A. Kagan...........         5,000               2.8           23.75          9/1/07            74,682        189,252
John F. DeVaney.........        35,000              19.7           23.75          9/1/07           522,773      1,324,763

----------

(1) The options vest and are exercisable cumulatively in 20% annual installments commencing two years after the date of grant. Exercisability of the options may be accelerated in the event of the commencement of a tender offer for shares of the Company, the signing of an agreement for certain mergers or consolidations involving the Company or for the sale of all or substantially all assets of the Company, a change in any consecutive two-year period in the majority of the members of the Board of Directors of the Company serving on the Board at the beginning of such period, and certain other extraordinary corporate transactions. The options are subject to early termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price per share of the options equaled the reported closing price of the Common Stock on the date of grant. Subject to the terms of the applicable option agreements, the exercise price may be paid in cash or in shares of Common Stock owned by the optionee, or a combination of the foregoing.

(3) There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND OPTION VALUES AT FISCAL YEAR-END

      The following table sets forth, for each Named Executive Officer, information regarding stock options exercised during the fiscal year ended August 31, 1998, the number of shares covered by both exercisable and unexercisable stock options as of August 31, 1998, and the value of stock options outstanding as of August 31, 1998.

                           AGGREGATED OPTION EXERCISES
                      IN FISCAL YEAR ENDED AUGUST 31, 1998
                     AND OPTION VALUES AS OF AUGUST 31, 1998


                                                             NUMBER OF SECURITIES
                                SHARES                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                               ACQUIRED                       OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                  ON                              YEAR-END (#)                FISCAL YEAR-END (1)
                               EXERCISE      VALUE       ----------------------------    ----------------------------
NAME                             (#)       REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           -------    ----------      -----------    -------------    -----------    -------------
James Ken Newman..........      50,000    $1,100,000       336,415          132,444        $1,588,062         $140,064
Robert A. Lefton..........      13,500       290,800        21,750           76,625            52,969           19,141
James W. McAtee...........         ---           ---       211,762           80,754           964,253           80,178
Gary A. Kagan.............      95,000     1,919,473        98,697           74,896           330,339          132,465
John F. DeVaney...........      16,250       338,662        29,688           47,562            71,788           15,350

--------

(1) Calculated based on the closing price of the Common Stock of $6.625 per share as reported on the Nasdaq National Market on August 31, 1998, the last trading day of fiscal 1998, less the applicable exercise price. The values shown for Mr. Lefton and Mr. DeVaney were calculated by including as an addition to the per share exercise price of certain options granted to such individuals in fiscal 1993 and fiscal 1994 the amount per share paid by such individuals to purchase such options.

OTHER COMPENSATION ARRANGEMENTS

         Executive Retention Agreement

         Effective September 1, 1997, the Company entered into an Executive Retention Agreement with James Ken Newman. Pursuant to the Executive Retention Agreement, Mr. Newman agreed to continue to serve as Chairman and Chief Executive Officer of the Company, subject to his right to retire as Chief Executive Officer at any time during the term of the agreement. Mr. Newman elected to retire as Chief Executive Officer of the Company on October 31, 1998, at which time he became a consultant to the Company for the remaining term of the agreement. Mr. Newman served as President of the Company from July 1989 until September 1997, as Chief Executive Officer of the Company from July 1989 until October 1998, and as Chairman since February 1992.

         The Executive Retention Agreement has a five year term, subject to automatic renewal so that it maintains a three year term at all times until the Company elects to terminate such automatic renewal provision which it can elect to do at any time. Under the agreement, Mr. Newman receives as a consultant annual compensation equal to seventy-five percent (75%) of his annual base salary at the time of retirement, which was $280,000. Mr. Newman was also provided a bonus plan under the agreement which, if performance criteria to be established as a part of the plan are satisfied, permitted Mr. Newman to earn an annual bonus up to 100% of his annual base salary. Following his retirement, Mr. Newman is not entitled to any such bonuses other than any bonus earned up to the date of retirement. Any stock options granted to Mr. Newman during the term of the agreement are to have a ten year term and vest not less than 10% per year at the end of each of the first eight years and be fully vested at the end of nine years, subject, however, to acceleration upon the occurrence of certain events. All stock options granted to Mr. Newman prior to the date of his retirement do not change in any respect as a result of his retirement to consultant status.

         The agreement contains certain confidentiality and noncompetition provisions. The noncompetition agreements stay in place so long as Mr. Newman receives severance payments under the agreement, which will be for the remaining term of the agreement in the event of termination of the agreement under certain conditions. Mr. Newman may limit the term of the noncompetition agreement to 24 months by electing to forego any additional severance payments after such period. In the event Mr. Newman voluntarily resigns, no severance payments are payable but he will be subject to the noncompetition agreement for 24 months after the date of resignation.

         The agreement has certain provisions for the acceleration of the vesting of stock options and the resignation of Mr. Newman for good reason after the occurrence of a change of control of the Company.

         Employment Agreements

         The Company has entered into an employment agreement with Mr. Kagan. Under his employment agreement, Mr. Kagan is entitled to a base salary that is subject to increase, but not decrease, by the Board of Directors of the Company. The annual base salary for Mr. Kagan was $224,720 as of August 31, 1998. The employment agreement also allows Mr. Kagan to participate in the insurance and other fringe benefit plans provided to the Company's employees generally from time to time.

         Mr. Kagan's employment agreement is terminable by either party thereto with or without cause upon at least 30 days prior written notice. In addition, either party may terminate the employment agreement "with cause" under certain circumstances. Mr. Kagan can terminate with cause if the Company materially breaches or fails to perform under the agreement. The Company may terminate with cause if Mr. Kagan (i) is unable to perform his duties due to illness, injury or incapacity for more than six months or death, (ii) is convicted of a felony or
(iii) breaches or neglects to perform under the agreement. If the employment agreement is terminated without cause by the Company or with cause by Mr. Kagan, Mr. Kagan will be entitled to receive (i) any bonus previously earned, (ii) a severance cash payment equal to one year's base salary, payable in twelve equal monthly installments and (iii) accelerated vesting of all outstanding stock options and other benefits or bonuses or, alternatively, with respect to any benefits or bonuses that cannot be fully vested pursuant to applicable law, will be entitled to receive if allowed by law cash equal to the amount of benefits or bonuses forfeited. Mr. Kagan's employment agreement contains certain noncompetition and nonsolicitation covenants binding on him during the employment term and for specified periods thereafter unless the employment agreement is terminated by the Company without cause or by Mr. Kagan with cause. The employment agreement also contains certain confidentiality and nondisclosure covenants on the part of Mr.
Kagan that survive termination for any reason.

         The Company has also entered into employment agreements with Messrs. Lefton and DeVaney. Under their employment agreements, each such Named Executive Officer is entitled to a base salary that is subject to increase by the Company. The annual base salaries for Mr. Lefton and Mr. DeVaney were $225,000 and $190,000, respectively, as of August 31, 1998. The employment agreements also allow Messrs. Lefton and DeVaney to participate in the insurance and other fringe benefit plans provided to the Company's employees generally from time to time.

         The term of Messrs. Lefton and DeVaney's employment agreements are until December 31, 1999 and are automatically renewable thereafter for successive one year terms. However, such agreements are terminable by either party thereto with or without cause effective immediately upon written notice. In addition, the Company may terminate each employment agreement "with cause" if the employee (i) is convicted of a felony, (ii) commits any material act of dishonesty against the Company, or (iii) willfully and materially breaches or fails to perform under the agreement. In the event of a permanent disability of the employee, the employment of the disabled employee is continued but his compensation is reduced to three-fourths of the base salary then in effect. The employment agreements provide that if they are terminated without cause by the Company, the affected employee will be entitled to receive severance pay equal to the lesser of (i) one year's base salary, or (ii) the amount of current base salary times the number of months remaining on the then term of the agreement, such severance amount payable in monthly installments. The employment agreements have provisions for the acceleration of the vesting of certain stock options and restricted stock awards in the event that the Company terminates the agreement without cause or if the employee resigns for good reason following the occurrence of a change of control of the Company. The employment agreements also contain certain noncompetition covenants, binding on the employee during their employment terms and for specified periods thereafter, and confidentiality and nondisclosure covenants on the part of Messrs. Lefton and DeVaney.

         Mr. DeVaney voluntarily resigned as an officer and employee of the Company and terminated his employment agreement effective November 6, 1998.

         President and CEO Compensation Arrangement

         In connection with the election of James W. McAtee as President and Chief Executive Officer of the Company effective November 1, 1998, the Compensation and Option Committee of the Company authorized an increase in Mr. McAtee's annual base salary to $325,000 and adjusted his annual bonus to be up to 100% of his annual base salary based upon the performance of the Company. Such annual bonus would be earned on a prorated basis commencing at 0% of the annual base salary in the event that the Company achieves 85% or less of budgeted earnings per share for the fiscal year and graduated up to 100% of annual base salary in the event the Company achieves 100% or more of budgeted earnings per share for the fiscal year. In addition, the Committee approved a grant of stock options for 300,000 shares of Common Stock of the Company vesting in four equal annual installments on September 1 of each year commencing September 1, 1999. The exercise price of the stock options is $7.00, the closing price of the Common Stock of the Company on the Nasdaq National Market on September 1, 1998.

         Contingent Bonuses

         In January 1995, the Compensation and Option Committee approved contingent bonuses applicable to Messrs. Newman, McAtee and Kagan. The aggregate amounts of such bonuses which may be earned by Messrs. Newman, McAtee and Kagan are $216,904, $123,176 and $206,000, respectively. Each such individual will be entitled to receive 25% of his aggregate potential bonus on or after October 31, 1995, 1996, 1997 and 1998, on a cumulative basis, but only if the conditions discussed below are satisfied. The bonuses will be considered earned by the executive officer and payable by the Company only if (i) each respective bonus is utilized to pay the exercise price of stock options for the purchase of Common Stock and (ii) the executive officer has remained in the continuous employment of the Company until the date when each such bonus, or portion thereof, is paid. The bonuses may be payable in one or more installments as and when the executive officer elects to exercise stock options, provided that the conditions to the receipt of the bonus have been satisfied on the payment date thereof. In fiscal 1996, $54,000 and $13,346 of such bonuses were paid to Messrs. Newman and McAtee, respectively, and used to pay the exercise price of stock options for the purchase of Common Stock exercised by them in such fiscal year. In fiscal 1997, $35,404 and $67,794 of such bonuses were paid to Messrs. McAtee and Kagan, respectively, and used to pay the exercise price of stock options for the purchase of Common Stock exercised by them in such fiscal year. In fiscal 1998, $50,000 and $86,706 of such bonuses were paid to Messrs. Newman and Kagan, respectively, and used to pay the exercise price of stock options for the purchase of Common Stock exercised by them in such fiscal year. Such payments represent the only bonus payments made by the Company through August 31, 1998 under the contingent bonus plan.

DIRECTOR COMPENSATION

         The Company's Second Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors (the "Director Plan") provides for a one-time formula grant of stock options to purchase 15,000 shares of Common Stock to each non-employee director of the Company upon such director's initial election to the Board of Directors if the director satisfies certain criteria specified in such plan, as well as an annual formula grant of stock options to purchase 3,000 shares of Common Stock to each eligible non-employee director who is reelected to the Board of Directors at an annual meeting of stockholders of the Company after the expiration of at least one year from the initial grant referred to above and who meets certain other specified criteria. In addition to the formula stock options described above, the Compensation and Option Committee has authority under the Director Plan to grant discretionary stock options to non-employee directors upon such terms as are determined by such committee. Stock options granted to directors under such plan vest and become exercisable in five equal cumulative annual installments on each annual anniversary of the grant date. Such stock options terminate on the date any optionee ceases to be a director of the Company for any reason other than death (in the event of the optionee's death, stock options vested at the date of death are exercisable for one year thereafter).

         Upon their reelection to the Board of Directors in January 1998, each of Messrs. Bello, Longfield and Steen received formula grants of stock options to purchase 3,000 shares of Common Stock under the Director Plan. Each one of these three individuals and Messrs. Buncher and Finkel, if reelected to the Board of Directors at the Annual Meeting, will receive formula grants of stock options to purchase 3,000 shares of Common Stock under such plan. Any such additional stock options will be granted on the date of the Annual Meeting at an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on that date.

         Directors of the Company do not receive any other compensation for service on the Board of Directors or any committee thereof, but are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.


                        COMPENSATION AND OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation and Option Committee of the Board of Directors of the Company reviews and approves the salaries and annual incentive bonuses of the Chief Executive Officer of the Company and each of the officers of the Company directly reporting to the Chief Executive Officer and all grants of options to purchase shares under the Company's stock option plans to eligible directors, officers, employees and consultants of the Company. At all times during the fiscal year ended August 31, 1998, the Compensation and Option Committee was composed exclusively of directors who were "non-employee directors" and "outside directors" as defined by applicable Securities and Exchange Commission ("Commission") rules and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively. The members of such Committee are neither employees nor former employees of the Company nor have such individuals participated in any of the Company executive or other employee compensation programs. At the beginning of fiscal 1998, the Committee was composed of two directors, Mr. Anderson and Mr. Pitts. Mr. Pitts voluntarily resigned from the Board of Directors on October 6, 1997. On October 17, 1997, the Board of Directors appointed Mr. Longfield as a member of the Committee. Mr. Pitts did not participate in the preparation of this report.

         Horizon's executive compensation policy is designed and administered to provide a competitive compensation program that will enable Horizon to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders of Horizon.

         Horizon's executive compensation strategy has three separate elements, consisting of base salary, annual incentive compensation and long-term incentive compensation (stock options). The following is a summary of the policies underlying each element.

BASE SALARY

         Gary A. Kagan, Executive Vice President - Development, and Robert Lefton, Executive Officer Operations, are the only executive officers who are parties to employment agreements with the Company.

See "Other Compensation Arrangements." The agreements permit, but do not require, increases to their base salaries, and also contemplate the opportunity for an annual incentive bonus. The Compensation and Option Committee reviews the base salaries of Messrs. Kagan and Lefton (as well as the Chief Executive Officer and the other officers directly reporting to the Chief Executive Officer) periodically, considering factors such as individual and corporate performance, and individual experience, expertise and years of service.

         In determining the Chief Executive Officer's overall compensation, as well as the compensation of the other officers, the Compensation and Option Committee also reviews certain compensation levels at other companies including selected peer companies. Such other companies are not necessarily the same as the companies in the peer group index in the Performance Graph section of this Proxy Statement because the Compensation and Option Committee believes that the Company competes for executive talent with companies in addition to those in its peer group. The Compensation and Option Committee does not attempt to set base salaries at any particular level based on such surveys, but rather uses such surveys to obtain an overview of compensation levels in general.

         No particular weight is given by the Compensation and Option Committee to any of the foregoing factors, and decisions as to adjustments in base salaries are primarily subjective. In August 1997, the base salaries of each of the Company's six highest paid officers were reviewed and certain increases approved for some of the officers to be effective at various dates during fiscal 1998. In July 1998, the Compensation and Option Committee reviewed and increased Mr. McAtee's base salary effective as of August 1, 1998.

ANNUAL INCENTIVE COMPENSATION

         For services rendered during fiscal 1998, some of Horizon's executive officers received cash bonuses upon the completion of such fiscal year. All such cash bonuses were awarded based upon performance criteria. For fiscal 1998, the performance criteria were set based upon the Board-approved budget which was consistent with the then current public expectation of earnings per share for the Company.

         Mr. Newman's bonus potential for fiscal 1998 was set by his Executive Retention Agreement at 100% of his annual base salary. Mr. McAtee's bonus was set at up to 60% of his average base salary for the fiscal year and was based upon the Company achieving the Board-approved budget. Mr. Lefton's bonus was set at up to 75% of his average base salary for the fiscal year and was based upon the Company achieving the same Board-approved budget. Messrs. Newman, McAtee and Lefton received no cash bonus for fiscal 1998, based upon the Company's failure to reach targeted earnings per share.

         Mr. Kagan's bonus was set at a designated amount for each new management contract signed during the fiscal year above a specified minimum number of new contracts.

         Mr. DeVaney's bonus was set at up to 60% of his average base salary for fiscal 1998, with 50% of the bonus based upon the financial results of his area of responsibility and 50% of the bonus based upon the Company achieving the Board-approved budget. Mr. DeVaney did not receive any cash bonus for fiscal 1998, based upon his resignation of employment from the Company.

         In addition, the Regional Vice Presidents of the Company had bonuses set at up to 50% of their average base salary for fiscal 1998, with 100% of the bonus based upon the financial results of their regions, along with achieving certain contract retention targets.

LONG-TERM INCENTIVES

         The Compensation and Option Committee is authorized to grant incentive and nonqualified stock options to key employees of the Company, including officers. Such option grants are intended to provide long-term incentive to increase stockholder value by improving corporate performance and profitability. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. Currently, stock options are not necessarily granted annually, but are granted from time to time at the discretion of the Compensation and Option Committee. While no specific formula is used to determine stock option grants made to any particular grantee, grants are generally based upon a subjective evaluation of non-objective factors such as the grantee's past contribution toward Company performance and expected contribution to meeting long-term strategic goals of the Company.

         Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that will be deductible for Federal income tax purposes by the Company each fiscal year with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The base salary and annual incentive compensation level of the Company's executive officers is currently well below this limit. The Company believes that the limitation of Section 162(m) does not apply to compensation earned or that may be earned with respect to the stock options granted to the Executive Officers under the stock option plans of the Company during or prior to the fiscal year ended August 31, 1998. The structure of the 1998 Stock Option Plan is intended to make grants thereunder qualify as "performance-based compensation" not subject to the limitation of Section 162(m).

                                       Compensation and Option Committee

                                       Jack R. Anderson
                                       William H. Longfield

                                PERFORMANCE GRAPH

         The following graph shows a comparison of the total cumulative stockholder return for the Company, the Total Return Index for Nasdaq Stock Market (US Companies) (the "Nasdaq (US) Index") and a peer group selected by the Company, for the period from March 14, 1995 (the date on which the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934) through August 31, 1998. The comparison below assumes $100 was invested on March 14, 1995 in each of the Common Stock, shares comprising the Nasdaq (US) Index and the common stock of the peer group, and assumes reinvestment of dividends. Neither the Company nor any companies in the peer group, except American Healthcorp. Inc., paid any dividends during such period.


                           HORIZON HEALTH CORPORATION

                    Total Cumulative Shareholder Return for
                    Four-Year Period Ending August 31, 1998


------------------------------------------------------------------------------------------------------
                  3/14/95           8/31/95           8/31/96           8/31/97           8/31/98
------------------------------------------------------------------------------------------------------
HORIZON           100.00            150.00            220.00            356.25             99.37
------------------------------------------------------------------------------------------------------
NASDAQ            100.00            126.67            142.84            199.28            189.51
------------------------------------------------------------------------------------------------------
Peer Group        100.00            113.06            123.34            186.76            231.77
------------------------------------------------------------------------------------------------------

         The peer group consists of the following publicly traded companies in the health management services industry: Air Methods Corp., American Healthcorp. Inc., Comprehensive Care Corp., Hemacare Corp., Medquist, Inc., Northstar Health Services Inc. and Rehabcare Group, Inc.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         Set forth below is certain information with respect to the beneficial ownership of Common Stock as of December 14, 1998, by (i) each person who, to the knowledge of the Company based upon statements filed as of December 14, 1998 with the Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, beneficially owns more than 5% of the outstanding Common Stock, (ii) each current director (which constitutes all nominees for director) of the Company, (iii) each Named Executive Officer and
(iv) all directors and Named Executive Officers of the Company as a group. Except as indicated below, to the Company's knowledge each person named has sole voting and investment power with respect to all shares shown as beneficially owned by such person.


                                                                               SHARES BENEFICIALLY
                                                                                      OWNED
                                                               ----------------------------------------------------
NAME                                                                   NUMBER                      PERCENT
                                                               -----------------------    -------------------------
James Ken Newman (1)(2)........................................        612,657                        8.4%
Jack R. Anderson (1)(3)........................................        409,800                        6.0
Joseph A. Cohen (1)............................................        348,500                        5.1
George E. Bello (4)............................................        328,283                        4.8
James W. McAtee (5)............................................        330,451                        4.7
Howard B. Finkel...............................................        238,600                        3.5
Gary A. Kagan (6)..............................................        139,653                        2.0
Robert A. Lefton (7)...........................................         27,621                         *
Donald E. Steen (4)............................................         27,283                         *
William H. Longfield (4).......................................         26,283                         *
James E. Buncher (8)...........................................         25,480                         *
John F. DeVaney ...............................................          8,614                         *
All directors and Named Executive Officers as a group
 (11 persons)(9)...............................................      2,174,725                       28.3

----------
 * Less than 1%.

(1) The address of James Ken Newman is 700 El Paseo, Denton, Texas 76205. The address of Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Dallas, Texas 75248. The address of Joseph A. Cohen is c/o The Garnet Group, 825 Third Ave., 40th Floor, New York, New York 10022.

(2) Includes 16,000 shares of Common Stock held by a limited partnership for which Mr. Newman serves as an officer and director of the corporate general partner and 51,500 shares of Common Stock held by a foundation of which Mr. Newman is a director and officer. Also includes 384,918 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(3) Excludes 100,000 shares of Common Stock owned by Mr. Anderson's spouse, for which he disclaims any beneficial ownership.

(4) Includes 9,264 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and 519 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(5) Includes 19,998 shares of Common Stock held in trust for the benefit of Mr. McAtee's children. Also includes 239,669 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(6) Consists of 139,653 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(7) Includes 20,500 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and 1,875 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(8) Includes 480 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(9) Includes 816,444 shares of Common Stock issuable upon the exercise of stock options held by certain directors and Named Executive Officers that are immediately exercisable or will be exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Company, the Company believes that during the fiscal year ended August 31, 1998 all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial stockholders were complied with, except that the required initial filing of a Form 3 by Cliff Gardner (following his election as the Principal Accounting Officer of the Company) inadvertently was made late.


                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The stockholders are asked to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending August 31, 1999. PricewaterhouseCoopers LLP, a certified public accounting firm, has served as the independent accountants for the Company since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         Ratification of the appointment of the independent accountants is not a matter which is required to be submitted to a vote of stockholders, but the Board of Directors considers it appropriate for the stockholders to express or withhold approval of the appointment. If stockholder approval should not be obtained, the Board of Directors would consider an alternative appointment for fiscal 1999.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1999, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Horizon acquired Specialty Healthcare Management, Inc. on August 11, 1997 in exchange for the issuance by Horizon to the Specialty stockholders of 1,400,000 shares of Common Stock of Horizon. At the time of the acquisition, Howard B. Finkel was the Chairman of the Board and Chief Executive Officer of Specialty. Pursuant to the terms of the Specialty acquisition agreement, the Company agreed to appoint Mr. Finkel as a director of the Company effective immediately after consummation of the acquisition. In addition, the Company agreed to use its best efforts to cause Mr. Finkel to be nominated and elected as a member of the Board of Directors so long as he beneficially owns not less than 5% of the outstanding Common Stock of the Company. Mr. Finkel is currently a member of the Board of Directors of the Company and is a nominee for reelection as a director at the Annual Meeting. However, his nomination as a director is no longer pursuant to the Specialty acquisition agreement since as of December 14, 1998 he beneficially owned only approximately 3.5% of the Common Stock of the Company. See "Proposal No. 1 - Election of Directors."

         In connection with the Specialty acquisition agreement, the Company also entered into a registration rights agreement with the former Specialty stockholders, including Mr. Finkel. Pursuant to the registration rights agreement, the Company filed a registration statement with the Commission, which was declared effective on January 23, 1998 (the "Registration Statement"), and Mr. Finkel sold 425,000 shares of Common Stock of the Company pursuant thereto. The registration rights agreement also granted certain piggyback registration rights in favor of Mr. Finkel that took effect after the offering pursuant to the Registration Statement and expired in August 1998. Mr. Finkel no longer has any demand or piggyback registration rights with respect to the Common Stock of the Company.

         In the Specialty agreement, Mr. Finkel agreed to certain noncompetition and other covenants in favor of the Company. The noncompetition covenants of Mr. Finkel are to remain in effect until the later of August 11, 2000 or two years after Mr. Finkel ceases to be a member of the Board of Directors of the Company. Mr. Finkel also agreed to certain confidentiality, nondisclosure and nondisparagement covenants in favor of the Company.

         Donald E. Steen, a director of the Company, was President of the International Group of Columbia/HCA Healthcare Corporation ("Columbia/HCA") from October 1994 to December 1997. At August 31, 1998, the Company had mental health management contracts with 27 hospitals directly or indirectly owned by Columbia/HCA. These 27 contracts accounted for 12.5% of the Company's revenues for the fiscal year ended August 31, 1998. In the aggregate, including contracts terminated at any time during the fiscal year, revenues generated by hospitals directly or indirectly owned by Columbia/HCA accounted for 15.4% of the Company's revenues for the fiscal year ended August 31, 1998. Of the 27 Columbia/HCA contracts at August 31, 1998, nine contracts contain a provision limiting the number of contracts which Columbia/HCA can cancel without cause to 33.3% during any calendar year.


                            PROPOSALS BY STOCKHOLDERS

         Proposals by stockholders intended to be presented at the first annual meeting of stockholders of the Company after the Annual Meeting must be received at the executive offices of the Company no later than August 19, 1999, to be included in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder who wishes to bring a proposal before such annual meeting of stockholders, but does not wish to include it in the Company's proxy materials, must provide written notice of the proposal to the Company's Secretary at the executive offices of the Company by November 3, 1999.


                                 OTHER BUSINESS

         The Board of Directors is aware of no other matter that will be presented for action at the Annual Meeting. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act on such matter according to their own discretion and judgment.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders, which contains audited consolidated financial statements of the Company for the fiscal year ended August 31, 1998, is being mailed to stockholders of record with this Proxy Statement. The Annual Report to Stockholders does not form a part of the proxy solicitation materials.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON DECEMBER 11, 1998, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH PERSON A COPY OF

THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED AUGUST 31, 1998 AS FILED WITH THE COMMISSION (EXCLUDING EXHIBITS). ANY SUCH WRITTEN REQUEST MUST BE DIRECTED TO HORIZON HEALTH CORPORATION, 1500 WATERS RIDGE DRIVE, LEWISVILLE, TEXAS 75057-6011, ATTENTION: MS. CHERYL M. SMITH.


                                                  JAMES W. McATEE
                                                     President

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           HORIZON HEALTH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 1999

     The undersigned hereby constitutes and appoints JAMES W. McATEE and ROBERT
A. LEFTON, each with power to act with or without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of Horizon Health Corporation (the "Company") standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Thursday, January 28, 1999, at 9:00 a.m., Central Time, and at any and all adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSAL 2. IF THE EXECUTED PROXY DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE FOR DIRECTOR IN PROPOSAL 1, THE PROXY WILL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE AND WILL BE SO VOTED. THE PROXIES NAMED HEREIN ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

     The undersigned hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised by following the procedures stated in the Proxy Statement.

           (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)


         A [X]     Please mark your votes as in this example.



                                                  WITHHOLD
                  FOR all nominees listed         AUTHORITY
                 (except as listed to the      to vote for all
                      contrary below)          nominees listed

1.  Election of         [   ]                     [   ]
    Directors.


    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
    NOMINEE, MARK THE FOR BOX AND WRITE EACH SUCH NOMINEE'S
    NAME IN THE SPACE PROVIDED BELOW:



--------------------------------------------------

NOMINEES:  James Ken Newman
           James W. McAtee
           Jack R. Anderson
           George E. Bello
           William H. Longfield
           Donald E. Steen
           James E. Buncher
           Howard B. Finkel


                                                                                        FOR          AGAINST       ABSTAIN


2.  Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the            [   ]           [   ]         [   ]
    independent accountants for the Company for the fiscal year ending August
    31, 1999.

3. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.


PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.



SIGNATURE __________________________________________________ Dated _______________ SIGNATURE ___________________Dated______________
                                                                                             IF HELD JOINTLY


NOTE: Please date and sign exactly as name appears hereon. When shares of Common Stock are owned by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                December 18, 1998



Participants Owning Horizon Common Stock
Through Horizon Health Corporation
Employees Savings and Profit Sharing Plan

         Re: Your Opportunity to Tell the Trustee How You Want the Horizon Stock in Your 401(k) Plan Account Voted At Annual Meeting of Stockholders

Dear Participant:

         An Annual Meeting of Stockholders (the "Annual Meeting") of Horizon Health Corporation, a Delaware corporation (the "Company" or "Horizon"), will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Thursday, January 28, 1999, at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 11, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting.

         Chase Bank of Texas, National Association, as Trustee (the "Trustee") of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Plan"), is the holder of the shares of Common Stock of Horizon held in your individual Plan account as of the Record Date. As more fully described below, the Trustee hereby requests your directions as to how you want the Trustee to vote or cause to be voted at the Annual Meeting the shares of Common Stock held in your individual Plan account as of the Record Date.

         You should find the following items enclosed:

         o A "Proxy Statement" including a Notice of Annual Meeting of Stockholders and describing the matters to be voted on at the Annual Meeting. The matters currently anticipated to be voted on at the Annual Meeting consist of (a) the election of eight directors of the Company to serve for the ensuing year, and
                  (b) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending August 31, 1999. All of these matters, together with other information regarding the Annual Meeting, are described in more detail in the accompanying Proxy Statement.

         o The Company's Annual Report to Stockholders for the fiscal year ended August 31, 1998.

         o        A "Voting Direction" card.

         o A pre-addressed postage-paid return envelope that you may use to return your Voting Direction card to American Stock Transfer & Trust Company, the Transfer Agent for the Common Stock of the Company (the "Transfer Agent").

         Please read the Proxy Statement for a more detailed explanation of the matters to be considered and voted on at the Annual Meeting before completing your Voting Direction card. Also, please note that you do not have to complete and submit any proxy form, or otherwise grant any proxy to any person, since you are not the holder of record of shares of Horizon Common Stock held in your Plan account at the Record Date. Under the terms of the Plan, however, you have the right to direct the Trustee as to how you want the Trustee to vote or cause to be voted the shares of Horizon stock held in your account in the Plan at the Record Date. All you have to do to exercise this right is follow the instructions in this letter and in the attached Voting Direction card.

EXPLANATION OF VOTING RULES OF THE PLAN

         All voting rights of shares of Horizon Common Stock held in a participant's Plan account belong to that participant. The participant may exercise such voting rights by supplying written voting instructions to the Trustee using the card enclosed for this purpose. Under the terms of the Plan, the Trustee will vote or cause to be voted shares of Horizon Common Stock held in the participant's account at the Record Date in accordance with the participant's written instructions. Any shares of Common Stock as to which a participant does not supply to the Trustee timely voting instructions will not be voted.

         Pursuant to these requirements of the Plan, the Transfer Agent is delivering this letter and the enclosed materials to you to request your direction as to how you want the Trustee to vote or cause to be voted at the Annual Meeting the shares of Horizon Common Stock held in your individual Plan account at the Record Date.

STEPS YOU NEED TO TAKE TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES OF HORIZON COMMON STOCK HELD IN YOUR INDIVIDUAL ACCOUNT IN THE PLAN

         Once you have reached a decision concerning how you want the shares of Common Stock held in your Plan account at the Record Date to be voted on the matters to be considered at the Annual Meeting, you need to do the following:

         STEP 1: Mark your choice as to each such matter on your Voting Direction card, date the card, and sign it.

         STEP 2: Mail your Voting Direction card to American Stock Transfer & Trust Company using the enclosed pre-addressed, U.S. mail postage-paid return envelope, so that it will be RECEIVED by no later than 5:00 p.m. E.S.T. on January 25, 1999.

         If the Transfer Agent does not receive your Voting Direction card by January 25, 1999, or if the Transfer Agent receives your Voting Direction card by January 25, 1999, but it is not signed, the shares of Horizon Common Stock held in your Plan account at the Record Date will not be voted.

CHANGING OR REVOKING YOUR VOTING DIRECTION CARD

         If, after submitting your Voting Direction card, you want to change your vote, you must obtain a new Voting Direction card from the Transfer Agent by writing, faxing, or telephoning the Transfer Agent at the following address, phone number, or fax number:

         American Stock Transfer & Trust Company
         40 Wall Street, 46th Floor
         New York, New York 10269-0436

         Telephone No.: (800) 937-5449
         Fax No.: (718) 921-8336

The address above is the same address as the address on the return envelope included with this letter and on the Voting Direction card.

         Your properly completing and signing and timely returning a new Voting Direction card to the Transfer Agent will revoke any and all Voting Direction cards previously submitted by you. You may also revoke your Voting Direction by notifying the Transfer Agent in a signed writing of your decision to revoke it, but in such a case, if you do not also timely submit a new valid Voting Direction card to the Transfer Agent, your shares will be treated as if you had not submitted a Voting Direction card. After January 25, 1999, you may not change or revoke your Voting Direction.

YOUR VOTING DIRECTION CARD WILL BE KEPT CONFIDENTIAL

         Neither the Trustee nor the Transfer Agent will release your Voting Direction card or any copy of it, or otherwise divulge how you directed the Trustee to vote, to any person, including the Company or any of its individual officers or employees, except as the Trustee or the Transfer Agent may be compelled to do so by law. The Trustee does not know of any law currently in existence that would compel it to disclose your Voting Direction to any person.


Enclosures

                    EMPLOYEES SAVINGS AND PROFIT SHARING PLAN
                           HORIZON HEALTH CORPORATION

               VOTING DIRECTION FOR ANNUAL MEETING OF STOCKHOLDERS
                          OF HORIZON HEALTH CORPORATION
                         TO BE HELD ON JANUARY 28, 1999

     The undersigned hereby directs Chase Bank of Texas, National Association, as Trustee (the "Trustee") of Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Plan"), to vote, at the Annual Meeting of Stockholders of Horizon Health Corporation to be held on January 28, 1999, and at any and all adjournments thereof, all of the shares of Common Stock of Horizon Health Corporation, a Delaware corporation ("Horizon"), held in my individual Plan account as of the record date of the vote as set forth on the reverse side of this Voting Direction card.

     WHEN PROPERLY EXECUTED, THIS VOTING DIRECTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN, THIS VOTING DIRECTION WILL BE VOTED FOR THE EIGHT NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSAL 2. IF THE EXECUTED VOTING DIRECTION DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE FOR DIRECTOR IN PROPOSAL 1, THE VOTING DIRECTION WILL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE AND WILL BE SO VOTED. THE TRUSTEE IS AUTHORIZED TO VOTE IN ITS DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

     The undersigned hereby revokes any and all Voting Direction cards heretofore given. This Voting Direction may be revoked at any time before it is exercised by following the procedures stated in the Participant Direction letter accompanying this Voting Direction card.


           (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)


         A [X]     Please mark your votes as in this example.



                                                      WITHHOLD
               FOR all nominees listed               AUTHORITY
              (except as listed to the             to vote for all
                  contrary below)                  nominees listed


1.  Election of      [   ]                            [   ]
    Directors.


    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
    NOMINEE, MARK THE FOR BOX AND WRITE EACH SUCH NOMINEE'S
    NAME IN THE SPACE PROVIDED BELOW:



-----------------------------------------------



NOMINEES:  James Ken Newman
           James W. McAtee
           Jack R. Anderson
           George E. Bello
           William H. Longfield
           Donald E. Steen
           James E. Buncher
           Howard B. Finkel


                                                                                      FOR        AGAINST      ABSTAIN


2.  Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the          [   ]        [   ]         [   ]
    independent accountants for the Company for the fiscal year ending August
    31, 1999.

3. The Trustee is authorized to vote in its discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.


PLEASE MARK, SIGN AND DATE AND RETURN THIS VOTING DIRECTION PROMPTLY IN THE
ENCLOSED ENVELOPE.



SIGNATURE ___________________________________________ Dated_________________ TITLE _______________________ Dated__________________
                                                                                           (if applicable)

NOTE:   Please date and sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.